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                                                                    EXHIBIT 99.4




                                WILLCOX & GIBBS, INC.
                                Offer to Exchange Its
                       12 1/4% Series B Senior Notes Due 2003
                           Which Have Been Registered under
                       the Securities Act of 1933, as amended,
                          For Any and All of its Outstanding
                        121/4% Series A Senior Notes Due 2003

            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
           YORK CITY TIME, ON _________________, 1997, UNLESS THE OFFER IS
                                      EXTENDED.

                                                                    May___, 1997
To Our Clients:

         Enclosed for your consideration are the Prospectus, dated ____________, 1997 (the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer") setting forth an offer by Willcox & Gibbs, Inc., a Delaware corporation (the "Company"), to exchange $1,000 principal amount of its 121/4% Series B Senior Notes due 2003 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement, for each $1,000 principal amount of its 121/4% Series A Senior Notes due 2003 (the "Old Notes"), of which $85,000,000 principal amount is outstanding, upon the terms and subject to the conditions set forth in the Prospectus.

         WE ARE THE HOLDER OF RECORD OF OLD NOTES FOR YOUR ACCOUNT. A TENDER OF SUCH OLD NOTES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OLD NOTES HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish us to tender any or all of the Old Notes held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

         Your attention is directed to the following:

              (1)  The Exchange Offer is for any and all outstanding Old Notes.

              (2) The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

              (3) The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -
- Conditions."

              (4) The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on ________________, 1997, unless the Exchange Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

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              (5)  Any transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.


         If you wish to have us tender any or all of your Old Notes held by us for your account upon the terms and subject to the conditions set forth in the Exchange Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof.

                                          2

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                                WILLCOX & GIBBS, INC.

                                     INSTRUCTIONS
                                   WITH RESPECT TO
                                OFFER TO EXCHANGE ITS
                       12 1/4% SERIES B SENIOR NOTES DUE 2003
                           WHICH HAVE BEEN REGISTERED UNDER
                       THE SECURITIES ACT OF 1933, AS AMENDED,
                          FOR ANY AND ALL OF ITS OUTSTANDING
                        121/4% SERIES A SENIOR NOTES DUE 2003


    The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated ________, 1997, and the related Letter of Transmittal (which together constitute the "Exchange Offer") in connection with the offer by Willcox & Gibbs, Inc., a Delaware corporation (the "Company"), to exchange $1,000 principal amount of its 121/4% Series B Senior Notes due 2003 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement, for each $1,000 principal amount of its 121/4% Series A Senior Notes due 2003 (the "Old Notes"), of which $85,000,000 aggregate principal amount is outstanding, upon the terms and subject to the conditions set forth in the Prospectus.

    This will instruct you to tender the Old Notes indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1  [  ]   Please tender my Old Notes held by you for my account. If I do not wish to tender all of the Old Notes held by you for my account, I have identified on a signed schedule attached hereto the number of Old Notes that I do not wish tendered.

Box 2  [  ]   Please do not tender any Old Notes held by you for my account.

Date ____________________, 1997        _______________________________
                                       Signature(s)

                                       _______________________________


                                       _______________________________
                                       Please print name(s) here


                                       _______________________________
                                       Area Code and Telephone No.

    Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Notes.